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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (i) August 12, 1998, except for Note 12, as to which
the date is         , 1998, with respect to the consolidated financial
statements and schedule of Accredo Health, Incorporated, (ii) August 30, 1996 with respect to the financial statements and schedule of Nova Factor, Inc. (iii) July 30, 1998 with respect to the financial statements of Horizon Health Systems, Inc. and (iv) August 21, 1998 with respect to the financial statements and schedule of Texas Health Pharmaceutical Resources, in the Registration Statement (Form S-1) and related Prospectus of Accredo Health, Incorporated for
the registration of      shares of its common stock.

                                                               Ernst & Young LLP

Memphis, Tennessee
           , 1998

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 12 to the consolidated financial statements.

                                                           /s/ Ernst & Young LLP

Memphis, Tennessee
September 1, 1998